UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

RAYTHEON TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
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5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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2) Form, Schedule or Registration Statement No.:
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SUPPLEMENT TO
NOTICE OF THE 2020 ANNUAL MEETING OF SHAREOWNERS AND PROXY STATEMENT
DATED MARCH 13, 2020
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2020

This supplement (the “Supplement”) provides updated information with respect to a recent change in the location of the 2020 Annual Meeting of Shareowners (the “Annual Meeting”) of Raytheon Technologies Corporation (“Raytheon Technologies”) (formerly United Technologies Corporation (“UTC”)) to be held on Monday, April 27, 2020 at 8:00 a.m. Eastern Time.

On March 13, 2020, UTC commenced distributing to its shareowners a Notice of the 2020 Annual Meeting of Shareowners and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement should be read in conjunction with the Notice and Proxy Statement.

Change in Annual Meeting Location; Virtual-Only Meeting to be Held

On April 9, 2020, Raytheon Technologies issued a press release announcing that, due to the public health impact of the COVID-19 pandemic, the Annual Meeting on April 27, 2020 at 8:00 a.m. Eastern Time, will be held in a virtual format only. While shareowners will not be able to attend the Annual Meeting in person, you will be able to participate in the Annual Meeting online by remote communication.

As described in the Notice and Proxy Statement, shareowners as of the close of business on the record date, March 3, 2020, are entitled to attend the Annual Meeting online via http://www.virtualshareholdermeeting.com/RTX2020. To be admitted to the Annual Meeting via the website, shareowners must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, or email previously received. Shareowners of record as of March 3, 2020 and shareowners holding a proxy for the 2020 Annual Meeting provided by their bank, broker or nominee may vote during the meeting by following the instructions available on the meeting website. Whether or not you plan to participate in the virtual Annual Meeting, Raytheon Technologies urges shareowners to vote and submit their proxies in advance of the meeting by one of the methods described in the Notice and Proxy Statement. The proxy card and voting instruction form included with the Notice and Proxy Statement previously distributed will not be updated to reflect the change to a virtual meeting and may continue to be used to vote shares in connection with the Annual Meeting.

Time will be allotted after the adjournment of the formal meeting for a Question and Answer period.  Shareowners with the voting control number described above will be able to submit questions either in advance of the Annual Meeting via http://www.proxyvote.com or during the meeting via http://www.virtualshareholdermeeting.com/RTX2020 by typing the question into the indicated question box and clicking “Submit.” Time may not permit the answering of every question submitted.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

Voting Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by shareowners will remain valid and will be voted at the Annual Meeting unless revoked. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available on pages 86-87 of the Notice and Proxy Statement.

List of Shareholders

A list of shareholders of record will be available at http://www.virtualshareholdermeeting.com/RTX2020 during the Annual Meeting for inspection by shareowners for any legally valid purpose related to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Dana Ng
Dana Ng
Corporate Vice President and Secretary Raytheon Technologies Corporation

April 9, 2020

IMPORTANT NOTICE REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
OF RAYTHEON TECHNOLOGIES CORPORATION

The 2020 Meeting will be held at http://www.virtualshareholdermeeting.com/RTX2020. To attend the 2020 Meeting, click the link above and enter the control number found on your proxy card, voting instruction form or notice you previously received.

The Proxy Statement and Annual Report are available at http://www.proxyvote.com.